LEASE

      THIS LEASE AGREEMENT, made as of this 31st day of October 1994, by and between:

      THE FLYNN COMPANY as Rent Receiver for RIVER VIEW EXECUTIVE PARK, INC., Sixteen Twenty-One Wood Street, Philadelphia, Pennsylvania (hereinafter referred to as "Landlord")

      and

      TECKER CONSULTANTS, River View Executive Park, Trenton, New Jersey (hereinafter referred to as "Tenant").

                                   WITNESSETH:

      Landlord and Tenant hereby agree with each other as follows:

      1. Demised Premises and Definitions.

            (a) Landlord by these presents does hereby demise and lease to the Tenant that certain office space located on the second floor of an office and retail building known as The Plaza Building, River View Executive Park, the City of Trenton, County of Mercer, State of New Jersey, said office space being shown in yellow on Exhibit A and constituting approximately 1,909 gross square feet (said office space being sometimes herein referred to as the "premises" or "demised premises"), together with the non-exclusive use of the common areas of the Office Building.

            (b) The office and retail building known as The Plaza Building, River View Executive Park, Trenton, New Jersey, together with the land on which it is situate, the parking facilities and common areas relating thereto, shall hereinafter be referred to as the "Office Building".

            (c) For purposes of this Lease, the term "Proportionate Share" shall mean 6.18%.

      2. Term. The term on this Lease shall commence on November 1, 1994. The term of this Lease shall terminate on the last day of the Sixtieth month following the Commencement Date ("Lease Term") The term "lease year" shall mean the period of twelve (12) successive months. The initial lease year shall, begin on the Commencement Date, with the second succeeding year beginning immediately on the anniversary of the Commencement Date (hereinafter referred to as the "Anniversary Date").

      3. Rent.

            (a) Payment of rent shall commence on the Commencement Date. Tenant covenants and agrees to pay Landlord the following fixed rental: (i) during the first month following the Lease Commencement Date, the sum of One Hundred Forty-Five and 00/100 ($145.00) Dollars payable in a single monthly installment; and 1/4 (ii) during the remaining fifty-nine (59) months of this Lease, the sum of One Hundred Fifty Thousand One Hundred Seventy-five and 10/100 ($150,175.10) Dollars payable in equal monthly installments of Two Thousand Five Hundred Forty-five and 34/100 ($2,545.34) Dollars.

            (b) All payments of fixed annual rental provided under this Lease shall, be made by the Tenant t6 the Landlord without notice or demand, in advance, and shall be due and payable on the first day of each and every month of each year commencing on the Commencement Date.

            In the event payment of rent shall commence on a day other than the first day of the month, Tenant shall pay the pro rata portion of the fixed annual rent for that month.

      4. Real Estate Taxes.

            (a) The Tenant agrees during the term of the Lease to pay as additional rent an amount equal to its Proportionate Share, of all the real estate taxes assessed against the Office Building (but not including franchise, income, inheritance, transfer or estate taxes charged to Landlord) in excess of the taxes assessed against the Office Building for the calendar year 1994. For purposes of this Paragraph, the amount of real estate taxes due upon the Office Building shall be the full 1994 calendar year amount without reduction for any tax abatement which may be applicable. Only prospective increases over the full 1994 calendar year amount due shall give rise to additional rent under this Paragraph. Such sum shall be due and payable with the monthly rent in twelve
(12) equal installments estimated by Landlord until the actual sum is known, at which time an adjustment shall be made, with any deficiency being due from Tenant, or any overage being credited to Tenant, with the monthly rent installment next following the billing. Tenant shall not have any right to institute a proceeding challenging the amount of real estate assessment for the Office Building, nor shall Landlord be obligated to bring any such action seeking a reduction in the assessment, nor shall Landlord be in any way liable to Tenant in the event any such action brought by Landlord or others results in an increase in the assessment.

            (b) If at any time during the term of this Lease, under the laws of the State of New Jersey, or any political subdivision thereof, a tax on rents is assessed against the Landlord or the basic rent, as a substitution in whole or in part, for a real estate tax, water rent, rate or charge, sewer rent, or other governmental imposition or charge with respect to the demised premises, Tenant shall pay the Proportionate Share by which said sum when added to the real estate taxes assessed in any year exceeds the taxes assessed against the Office Building for the calendar year 1994.

      5. Operating Costs. Tenant shall pay an amount as additional rent equal to its Proportionate Share of all costs incurred by Landlord for the operation and maintenance of the Office Building, including, but not limited to, all expenses for landscaping, snow removal, maintenance, repairs, lobby and common area cleaning, common area electricity, on-site management and wages (excluding fringe benefits) in excess of such expenses for the "base year" (the "Operating Overage"). The "base year" shall be the first year of the initial term, and for each option period, the first year of the option term. The Operating Overage shall be equal to the multiplier, as hereinafter defined, multiplied by the


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

Multiplier Year Number, as hereinafter defined. The "Multiplier") shall be equal to base year operation and maintenance costs multiplied by Tenant's Proportionate Share multiplied by four (4%) percent. The "Multiplier Year Number" shall be the number of lease years and part thereof that this Lease has been in effect minus one, i e the Multiplier Year Number for the thirteenth to the twenty-sixth month after the Commencement Date (which is the second lease year) shall be one (1), the Multiplier Year Number for the third lease year shall be two (2), etc. Such sum shall be due and payable with the monthly rent in twelve (12) equal installments.

      6. Insurance.

            (a) As additional rent, Tenant agrees to pay its Proportionate Share of the cost of all fire and extended coverage and all liability insurance maintained by the Landlord for the Office Building, including, but not limited to, rent insurance and insurance for personal injury and property damage in excess of the cost for the calendar year 1994. Tenant shall not be liable for increases in coverage over the 1994 level. However, if coverage is increased, the tenant shall be responsible for its proportionate share of the increase to the extent that a policy at the former level would have been more expensive. Such sum in an amount estimated by Landlord shall be due and payable together with the monthly rents installments throughout the lease term. Adjustments to the estimated payments shall be made after the actual cost and expense is known, and any overpayments or underpayments shall be credited against or paid with the next month's rent.

            (b) Tenant shall not do or permit to be done any act or thing on the demised premises which shall invalidate or be in conflict with, or cause any additional premium for, any fire insurance policy insuring the Office Building.

            (c) Tenant shall, during the entire term hereof, at its sole cost and expense, keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the demised premises as to which' the limits of public liability shall not be less than One Million ($1,000,000.00) Dollars per person and Three Million ($3,000,000.00) Dollars per accident or occurrence and in which the property damage liability shall not be less than Two Hundred Fifty Thousand ($250,000.00) Dollars. The policy shall be from a New Jersey licensed insurance company, with at least a Best's rating of "A", written on a so-called "comprehensive general liability" form and shall name the Landlord, mortgagees and Tenant as named insureds. The policy may be a blanket policy, but shall contain clauses (i) that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; (ii) the amount of any "deductible" shall be not more than One Thousand ($1,000.00) Dollars; and (iii) that the insurer will not cancel or adversely modify the insurance without first giving the Landlord thirty (30) days prior written notice. A copy of the policy or a current certificate of insurance shall be delivered to Landlord on or before the Commencement Date, and maintained with the Landlord at all times during the Term.

            (d) All policies of insurance obtained by Landlord and Tenant shall contain mutual waivers of subrogation rights between Landlord and Tenant.


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

      7. Use.

            (a) Throughout the term of this Lease, the demised premises shall be used by Tenant solely for office purposes.

            (b) Tenant shall not do or permit. anything to be done in or about the premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Office Building or any of its contents, or cause a cancellation of any insurance policy covering the Office Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Office Building or injure or annoy them or use or allow the premises to be used for any purpose which is unlawful, nor shall Tenant cause, maintain or permit any nuisance in, or about the premises. Tenant shall not commit or suffer to be committed any waste in or upon the premises.

      8. Late Charges. Tenant understands that all rent set forth herein is due and payable on the first day of each month. In the event the rent is not received by the Landlord by the tenth day of the month, there shall be a late charge imposed on and payable by Tenant, which late charge shall be five (5%) percent of the rent payment. Tenant agrees that the late charge as set forth above is fair arid reasonable to reimburse Landlord for Landlord's expanses with regard to bookkeeping and collection of said rents and for late penalties due under Landlord's mortgage, and said late charge shall be due and payable as additional rent, immediately, together with the rent payment. In the event Landlord employs the services of an attorney to collect any sums due hereunder or enforce any of its rights hereunder, Tenant shall be responsible for Landlord's reasonable attorney's fees and expenses.

      9. Utilities. Landlord shall install a separate electric meter for the demised premises. Tenant shall be responsible for paying for all electric charges as additional rent. In the event that the electric company installs the separate meter, Tenant shall contract directly with the electric company. From the Commencement Date, Tenant shall be responsible for its own telephone and other communication systems.

      10. Fire Damage. If, after the date hereof the demised premises are damaged by fire, enemy action, or other casualty (such damage being hereafter called "fire damage"), Landlord shall have the option, exercisable within thirty
(30) days of such fire damage, as to whether to repair and restore the premises. If said fire damage is less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) Landlord shall promptly make repairs to restore the premises. If Landlord does not make such an election or elects not to repair and restore the premises, this Lease shall terminate as of the date of the fire damage and thereafter no party hereto shall have any obligation to any other. If Landlord elects to repair and restore the premises, there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which the portion or extent to which the demised premises were damaged or may not be used by Tenant and such repairs shall be completed within nine (9) months of the fire damage.

      11. Condition of Premises, Repair and Alterations.

            (a) The Landlord shall deliver and Tenant shall accept possession of the demised premises in an "as is" condition. The Tenant covenants that throughout the term of this Lease, at its sole cost and expense, subject to Landlord's repair obligation set forth in paragraph b below, it will take good care of the demised promises, and keep the same in good order and condition, and shall not commit or suffer to be committed any waste in or upon the demised premises.

            (b) Landlord shall make all repairs to the exterior and common areas of the Office Building, including, but not limited to, the heating and air conditioning units which service the common areas, structural repairs, not occasioned by Tenant's negligence or that of its agents, invitees or employees. Tenant shall be responsible for the installation, maintenance and repair of the demised premises including, but not limited to, all interior decorations, plate glass, furnishings, fixtures, light bulbs, ceiling tiles, wall coverings, plumbing, heating, electrical, air conditioning repair (to the extent that such heating, electrical and air conditioning units exclusively service the demised premises), and the like. Tenant shall further be responsible for, and shall pay as additional rent within thirty (30) days of demand therefor, the cost of all repairs and replacements to the structural, exterior and public portions of the Building which may be necessitated as a result of any installation, use or removal of Tenant's property or which results from Tenant's use or occupancy of the demised premises.

            (c) Tenant shall have the right during the term of this Lease, to make interior alterations to the demised premises subject to the following conditions: (1) any and all governmental permits and authorizations, if any, required therefor shall have been obtained prior to the undertaking of said alterations or improvements at Tenant's expense; (ii) no structural alterations or improvements shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by the Landlord, which approval shall not be unreasonably withheld or delayed; (iii) all alterations and improvements when completed shall be of such character as shall not reduce, or otherwise adversely affect, the value of the demised premises, reduce the cubic content of the Office Building, affect the structural soundness of the Office Building, nor change the character of the Office Building as to use; (iv) all work done in connection with any alterations and improvements shall be done promptly and in a good and workmanlike manner and in compliance with the building and zoning laws of the place in which the demised premises are located, and with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State and Municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with orders, rules and regulations of the Board of Fire Underwriters where the demised premises are situated or any other body exercising similar functions and having jurisdiction thereof; (v) said alteration or improvement shall be completed free of liens for labor and materials supplied or claimed to have been supplied to the demised premises; and (vi) Tenant shall at its sole cost and expense maintain adequate insurance therefor, including statutory worker's' compensation insurance covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against the Landlord, the Tenant or the demised premises; and general liability insurance for the mutual benefit of the Tenant and the Landlord with limits of not less than $500,000 in the event of the injury to any number of persons in any one accident, and with limits of not less than $100,000 for property damage at times when any work is in process in connection with any alteration or improvements. All such insurance will be issued by a company or companies authorized to do business in New Jersey, all such policies or certifications shall be delivered to the Landlord endorsed "Premium Paid" by the company or agency issuing the same or with other evidence of payment of the premium satisfactory to the Landlord.

            (d) All personal property in the premises shall belong to the Tenant, but all alterations and improvements which are attached to the Office Building so as to be and become part of the realty shall become part of the Office Building subject to the terms and conditions of this Lease and shall be and remain the property of the Landlord and be surrendered with the premises as part thereof, without compensation to Tenant therefor. At the expiration or sooner termination of the term of this Lease, Tenant shall peaceably yield up to Landlord the demised premises "broom clean" and in the condition in which Tenant was required to maintain the same during the term of this Lease, reasonable wear and tear, and loss or damage due to fire or the elements, or insured casualty excepted. Subject to the aforesaid, at the expiration of the term of this Lease, Tenant may remove from the demised premises its movable trade fixtures and furnishings belonging to Tenant provided that Tenant shall repair any damage caused thereby.

            (e) Landlord shall maintain and repair the public portions of the Office Building, both exterior and interior, in order to keep the Office Building through the term of this Lease and all renewal terms, in good condition. Landlord shall make all structural repairs and replacements to the common areas (including elevators, plumbing fixtures and lines) and the exterior of the Office Building (including any air conditioning units located outside the Office Building), as well as the parking lot. Those lines and fixtures for Tenant's kitchens and for any shower, private bathroom or similar facility shall be Tenant's responsibility.

      12. Eminent Domain.

            (a) If all or a substantial part of the Office Building is taken, acquired or purchased by or through condemnation proceedings or any right of eminent domain or any other authority of law, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability on the parties hereto.

            (b) The date of any taking shall be the date specified in the official notice-of the condemning-authority, or in the absence of such notice, the vesting of title in said authority. Subject to the provisions as hereinafter provided in this paragraph, all rent and other charges paid or payable by Tenant to Landlord shall be adjusted as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all other charges paid in advance for any period after the effective date thereof shall be refunded to Tenant and all liability of Tenant under this Lease shall terminate.

            (c) Landlord reserves to itself and Tenant hereby waives all rights to damages or compensation accruing on account of any such taking of the real property comprising and included in the demised premises as aforesaid or by reason of any act of any public or quasi-public authority for which damages are payable.


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

            (d) In the event that less than all or substantial part of the demised premises are so taken, this Lease shall remain in full force and effect and the Tenant shall have no claim or right to share in any such award, provided that if such taking denies the Tenant the use intended hereby, in Tenant's reasonable judgment, such taking shall be deemed a total taking. In the event 25% or more of the parking spaces allocated to Tenant are so taken, Tenant shall have the right to terminate this lease upon thirty (30) days written notice to Landlord, such notice to be given within thirty (30) days of such taking, provided that Tenant shall not have the right to terminate in the event that Landlord provides replacement parking to Tenant in reasonable proximity to the Office Building.

            (e) Nothing contained herein shall prevent Tenant from making a separate claim for and receiving a separate award for its moving expense and loss of trade fixtures and leasehold improvements installed by Tenant.

      13. Indemnity and Liability for Injury and Loss.

            (a) Landlord: (i) shall not be liable to Tenant or any other person on the demised premises for any damage either to person or property, except due to its gross negligence or the gross negligence of its agents or employees, (ii shall not be responsible or liable in any way whatsoever for the quality or quantity, impairment, interruption, stoppage of or other interference with services involving water, heat, gas, electrical current for light and power, telephone or any other service by any public utility, unless Landlord and/or its agents caused the loss or interference with such public utilities, (iii) nor be liable for any damage or injury by water, steam, electricity, gas, rain, ice or snow which may be sustained by said Tenant or other person.

            (b) Tenant shall save Landlord harmless and shall indemnify Landlord from and against all injuries, liability, expense, claim or damage to any person or property while on the demised premises, arising out of the use or occupancy of the demised premises.

      14. Lease Subordination and Estoppel.

            (a) This Lease shall not be a lien against the premises or Office Building in respect to any mortgages that now are in place or hereafter may be placed against the Office Building and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and have priority over this Lease, irrespective of the date of recording. In the event of default under any mortgage, or should it become necessary to foreclose a mortgage, the mortgagee (including, but not limited to Colony NYRO Partners, L.P. who executes this Lease as an accommodation party) thereunder shall not join Tenant in any foreclosure or like proceedings, nor shall Tenant be evicted or its leasehold estate hereunder be disturbed or terminated, as long as Tenant is not in default under any of the terms, covenants and conditions of this Lease. In the event that the holder of a mortgage, or any of its successors or assigns, shall hereafter succeed to the interest of Landlord under this Lease, the mortgagee shall be bound by all of the terms, covenants and conditions of this Lease, and the Tenant agrees that from and after such event it shall attorn to and recognize such successor as Tenant's Landlord under this Lease. Upon the attornment provided for above, this Lease shall continue in full force and effect as a Lease directly between successor Landlord and, Tenant hereunder, upon and subject to all of the terms, covenants and conditions hereunder. All rights and obligations under this Lease shall continue as though the interest of Landlord had not been terminated.

            (b) The term "mortgage" as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof.

            (c) The provisions of the subordination and attornment contained in this Article shall be self-operative and no further instrument of subordination shall be required in order to bind Tenant hereunder. In the event Landlord desires further confirmation of such subordination and attornment, Tenant shall execute and deliver any instrument which may be reasonably required to further evidence the subordination of this Lease to the lien of any such mortgage or mortgages and attornment of the mortgagee as shall be desired by any aforesaid mortgagee or proposed mortgagee.

            (d) Either party shall furnish to other, within ten (10) business days of its request, with an estoppel certification re1ating to the Lease setting forth: (i) whether this Lease is in full force and effect; (ii) whether this Lease has been modified, and identifying said modifications, if any,; (iii) amount of monthly rent, and date last paid; (iv) whether any defaults exist and, if any, specifying same.

      15. Defaults, Remedies and Bankruptcy.

            (a) The following shall constitute events of default by Tenant under this lease:

                  (i) failure to pay within ten (10) days after same becomes due any installment of rent or additional rent reserved herein, or any part of either;

                  (ii) failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof to Tenant;

                  (iii) abandonment, vacation or desertion of the premises or any part thereof for more than five (5) consecutive days;

                  (iv) if this Lease shall be assigned or sublet by Tenant, except as permitted by Landlord pursuant to Paragraph 16 below;

                  (v) the filing by or against Tenant of any petition with respect to its own financial condition under any federal or state bankruptcy or insolvency law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant shall not be dismissed within ninety (90) days) the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the underlying proceeding is not dismissed within ninety (90) days after the commencement thereof; or the making of a general assignment for the benefit of creditors;

                  (vi) Tenant recording or attempting to record this Lease.

            (b) Upon the occurrence of an event of default, Landlord, in addition to any and all rights and remedies it may have at law or equity, may exercise any one or more of the following remedies:

                  (i) Landlord may give Tenant a notice (the "Termination Notice") of its intention to terminate this Lease specifying a date not less than five (5) business days thereafter, upon which date this Lease, the term and estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (1) Tenant shall remain liable for damages as hereinafter set forth, and (2) Landlord may institute dispossess proceedings for non-payment of rent and/or other proceedings to enforce the payment of rent without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the premises to landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise and may have, hold and enjoy the premises and the right to receive all rental and other income of and from the same;

                  (ii) Landlord may, at Landlord's sole option (without imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (1) re-enter the premises as Tenant's agent or for any occupant of the premises under Tenant, or for its own account or otherwise, (2) relet the same for any term, (3) remodel the same if necessary or desirable for such reletting purposes and (4) receive and apply the rent so received to pay all reasonable fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant's default, including, without limitation, any reasonable legal fees and expenses arising therefrom, the reasonable cost of re-entry, repair, remodeling and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by the Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease;

                  (iii) Regardless of whether Landlord relets the premises, or enters or re-enters the same, whether by summary proceedings, termination or otherwise, Tenant will pay Landlord, and be liable to Landlord for the deficit that any new tenant pays as fixed rental below the sum due hereunder, and any deficit in the payment of any other charges due hereunder. Said amount shall be paid by Tenant to Landlord on the days originally fixed herein for payment thereof;

                  (iv) Tenant shall be liable for all reasonable costs, charges and expenses, including, without limitation, attorneys' fees and disbursements incurred by Landlord by reason of the occurrence of any event of default, or the exercise of the Landlord's remedies with respect thereto. Interest on any sums due to Landlord from Tenant under this Lease shall accrue interest, from the date such sums became due and payable, at a variable rate equal to six percent (6%) in excess of the prime interest rate as set daily by Chase Manhattan Bank, N.Y.C., N.Y. (or such other federally insured financial institution selected by Landlord) but in no event less than twelve (12%) percent per annum.

            (c) The failure on the part of Landlord to re-enter or repossess the premises, or to execute any of its rights as provided in this section upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude said Landlord from exercising any such rights upon any subsequent occurring default or defaults. All of Landlord's rights shall be cumulative and shall not preclude the Landlord from exercising any other rights which it may have under the law.

      16. Assignment and Subletting. Tenant shall not be entitled to assign this Lease or underlet the premises or any part thereof without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. The criteria for Landlord's judgment as to whether or not to consent to a proposed assignment or underletting, will include, but shall not be limited to, the creditworthiness of the proposed assignee or subtenants, the character of the proposed tenancy, the compatibility of the proposed assignee or subtenant with other tenants and users in the Office Building, and whether the assignee or subtenants shall be in keeping with the character of the Office Building and will not impair or decrease the value or tenantability of the Office Building, it being intended that the Office Building shall continue as a high quality office building. Landlord shall also have the right to terminate this Lease and release Tenant from any further obligations hereunder, instead of consenting to any assignment or underletting of all or substantially all of the demised premises. All assignees and subtenants shall deliver to Landlord: (i) a copy of this Lease executed by the assignee or subtenant with a notation agreeing to be bound by all of the terms of this Lease and granting Landlord the right to institute suit directly against the assignee or subtenant in the event of a default hereunder; and (ii) the consent of Tenant to have payment of all of the rents and other charges due hereunder made directly by the assignee or subtenant to Landlord. A consent to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without first obtaining such consent shall be void, and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Tenant by operation of law, without the written consent of Landlord which consent shall not be unreasonably withheld. No consent shall be required for any assignments or sublease to affiliates, parent or subsidiary corporations or any entity into which Tenant is merged or acquired by Tenant. Any change of control of Tenant or any transfer of fifty (50%) percent or more of the stock of Tenant shall be deemed an assignment hereof requiring Landlord's prior written consent thereto.

      17. Signs. The Tenant shall not display any sign, picture, advertisement, awning, merchandise, or notice on the outside of the Office Building nor on the outside or inside of the demised premises, except as shall be approved in writing by Landlord conform to the requirements of the building management and all applicable governmental ordinances and regulations. Tenant's existing signage is deemed to be acceptable to Landlord.

      18. Compliance with Laws. Tenant agrees to observe and promptly comply with (i) all rules, orders and regulations of the Board of Fire Underwriters;
(ii) the reasonable requirements of all insurance policies maintained by the Landlord on the Office Building; (iii) with all laws, ordinances, rules, regulations, requirements and directives of federal, state and municipal governments and of all their departments, bureaus and subdivisions, applicable to and affecting the demised premises, and their use for the correction, prevention and abatement of nuisances, violations or other grievances in, upon, or connected with the demised premises, during the term hereof.

      19. Covenant to Surrender. Upon the expiration or other termination of the terms of this Lease, Tenant shall quit and surrender to Landlord, the premises, broom clean, in reasonable order and condition. Tenant's obligation to observe and perform this covenant shall survive the expiration or sooner termination of the term of this Lease.

      20. Miscellaneous.

            (a) Notices. All notices and demands which are required to be or are permitted-by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be sent by United States registered or certified mail, postage prepaid, addressed to the parties as follows:

                           To Tenant:

                           GLENN TECKER CONSULTANTS, INC.
                           428 River View Executive Park
                           Trenton, New Jersey

                           STERNS & WEINROTH
                           50 West State Street; Suite 1400
                           P.O. Box 1298
                           Trenton, NJ 08607

                           To Landlord:

                           THE FLYNN COMPANY
                           1621 Wood Street
                           Philadelphia, Pennsylvania

                           With a copy to:

                           COLONY NYRO PARTNERS, L.P.
                           c/o Colony Advisors, Inc.
                           65  E. 55th Street
                           New York, New York
                           Attn: Michael Elizondo/Robert Landin/Brett Dill

                           and

                           FRIEDMAN SIEGELBAUN
                           7 Becker Farm Road
                           Roseland, New Jersey
                           Attn: Steven D. Fleissig, Esq./Eric H. Berger, Esq.

Said addresses and the names, of the parties to whom notices are to be sent may be changed from time to time by either party or by an assignee or successor of either of them by the giving of written notice to the other sent as above provided.

            (b) Definition of "Landlord". The term "Landlord" as used in this Lease means only the Court appointed Rent Receiver of the Office Building, and subsequent rent receivers and owners of the Office Building. In the event of any sale or transfer of the Office Building, or dismissal or resignation of any Landlord as Rent Receiver, the said transferring Landlord shall be thereafter freed and relieved of all covenants and obligations of Landlord hereunder, provided, however, that any successor Landlord shall be bound by the act of taking title to or possession of the Office Building to all of the covenants, terms and conditions of this Lease.

            (c) Abandonment of Fixtures. If, after the default in payment of rent, additional rent or violation of any other provision of this Lease or at any time during the term hereof or upon expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord.

            (d) Waiver of Performance. The failure of either party to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any option herein conferred in any one or more instance shall not be construed as a waiver or relinquishment for the future of any such covenants, conditions or options, but the same shall be and remain in full force and effect.

            (e) Landlords' Rights of Entry. Landlord or its duly authorized agents or representatives shall have the right to enter upon said premises during reasonable business hours for the purpose of examining the same or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof. Landlord or Landlord's duly authorized agents or representatives shall also have the right to show the premises to persons wishing to purchase or lease same and, during the six (6) months next prior to the expiration of the term of this Lease, Landlord or its duly authorized agents or representatives shall have the right to place notices on the front of the premises or in any part thereof (except inside windows or display areas) offering the premises for lease or for sale.

            (f) Elimination of Liens by Tenant. Tenant shall not suffer or permit or cause any liens to be filed against the demised premises by reason of any cause of Tenant or Tenant's agents or employees. In the event that any such lien is filed, Tenant shall have the same discharged within thirty (30) days after written notice thereof or shall post appropriate security satisfactory to Landlord to protect Landlord's interest as a result of said lien. Nothing in this Lease contained shall be deemed to be consent on the part of the Landlord to subject the demised premises to any lien or claim under a mechanic's lien law of New Jersey by reason of labor or material furnished to Tenant in connection with the demised premises.

            (g) Captions. The captions and headings throughout this Lease are for' convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this Lease.

            (h) Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors and, to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties.

            (i) Real Estate. Tenant will look solely to the Office Building and the proceeds of any insurance policies for the collection of any judgment (or other judicial process) requiring the payment of money or any other obligation of or by Landlord or any mortgagee in the event of any default or breach by Landlord or any other party with respect to. any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord or any other party and in any way relating to the Lease or to the Office Building, and no other assets of Landlord, any mortgagee or any holder of an interest in the Landlord or the said property shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies. Notwithstanding anything to the contrary herein, nothing herein shall be deemed to limit or expand Tenant's common law rights to obtain an order for specific performance against the then owner of the Office Building (except Tenant may not seek specific performance against The Flynn Company and/or Colony NYRO Partners, L.P. during the first twelve (l2 months that each shall be the Landlord hereunder) for performance of Landlord's obligations hereunder, including, but not limited to,
Section 22, infra.

            (j) Waiver of Subrogation. The Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or Tenant, as the case may be, their respective property, the premises, or its contents or to other portions of the Office Building, arising from any risk generally covered by fire and extended coverage insurance, and the parties each, on behalf of their respective insurance companies insuring the property of either the Landlord or the Tenant against any such loss, waive any right of subrogation that it may have against the Landlord or the Tenant, as the case may be.

            (k) Recordation. Tenant shall not record this Lease or any memorandum thereof.

            (l) Entire Agreement. This Lease contains the entire agreement between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

            (m) Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant's payment of all rent and other sums required to be paid by Tenant under this Lease and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the demised premises, subject, nevertheless, to the terms and conditions of this Lease and any present or future underlying Leases, ground Leases and/or mortgages on the Office Building, other than as set forth in Paragraph 14 hereof.

            (n) Force Majeure. The period of time which either party hereto is prevented or delayed in the performance of the making of any improvements or repairs or fulfilling any obligation, except for the payment of rent, required under this Lease due to delays caused by fire, catastrophe, casualties, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations, or inability or difficulty to maintain materials, or other causes beyond said party's control, shall be added to said party's time for performance thereof, and said party shall have no liability to reason thereof; PROVIDED, however, that this paragraph shall not apply to Tenant's obligation to pay rent hereunder for the first thirty (30) days of the period during which this paragraph shall apply if such force majeure renders Tenant's enjoyment of the demised premises impossible.

            (o) Court Approval. This Lease shall not become effective and binding upon the parties hereto until approved by the Superior Court of New Jersey, Chancery Division, Mercer County. Landlord shall diligently seek such approval and shall use its best efforts to obtain same within twenty-one (21) days from the date hereof.

      21. Parking. Landlord covenants to dedicate and mark the six (6) parking spaces for the exclusive use of Tenant which are outlined in red on Exhibit B. Tenant shall be solely responsible for assuring that only persons authorized by Tenant utilize the spaces dedicated to Tenant, and Landlord shall not have any responsibility therefor.

      22. Arbitration. Every dispute between' the patties arising from this Lease shall be determined by arbitration, by submitting same to head of the Princeton Office of the New Jersey American Arbitration Association, Real Estate Division (or to such officer of said association or of any similar organization then successor thereto, having like authority or duties), for determination, in accordance with commercial arbitration rules then in effect, by him or by such other impartial person or persons as he may designate, and such determination, when made and rendered to the parties in writing, shall be final and conclusive on the parties. Such submission may be made by either party on notice to the other (the "Notice of Dispute") and the other party may then within ten (10) days after receipt of the Notice of Dispute, present its statement of the matter in dispute to such arbitrator upon notice to the first party. The expenses of such informal arbitration shall be borne by the parties equally.

      23. Waiver of Trial by Jury. Landlord and Tenant shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the demised premises, any claim of injury or damage and any emergency or any other statutory remedy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on non-payment of rent or additional rent.

      24. Holdover. After the expiration of the Lease Term, if Tenant shall continue in possession thereafter, such possession shall be on a month-to-month basis upon the same terms of this Lease but at twice the fixed rental due during the preceding expired term until terminated at the end of a month by either party upon thirty (30) days advance written notice to the other party. If Tenant shall hold-over or remain in possession beyond the Lease Term, Tenant shall be subject not only to a summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to rent the demised premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

      25. Security Deposit.

            (a) As security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, Tenant delivered to Landlord's predecessor a security deposit in the amount of Four thousand five hundred forty-four dollars ($4,544.00). Landlord shall be liable to Tenant for deposit.

            (b) In the event Tenant shall default in performance of any of the terms of this Lease including the payment of rent, Tenant shall, on demand, pay to Landlord the amount necessary to increase the security deposit from nothing to be equal to two (2) months of fixed annual rent at the level of rent due for the last two (2) months of the Lease Term. If Tenant shall thereafter fully comply with all of the terms of this Lease, said security shall be returned to Tenant after the termination of the Lease Term and delivery of exclusive possession of the demised premises to Landlord.

            (c) In the event of a sale, lease or mortgaging the Building, Landlord shall have the right to transfer the security, if any, to the vendee, lessee, or mortgagee, and Landlord shall ipso facto be released by Tenant from all liability for the return of such security, and Tenant agrees to look solely to the new landlord (or mortgagee) for the return of the security.

      26. Option to Renew. Provided no event of default shall have occurred and be continuing and this Lease shall still be in effect, Tenant shall have the right, exercisable upon six (6) months prior written notice given prior to the end of the term or the then renewal term as the case may be, to extend the term of this Lease on two (2) occasions for five (5) years each under the same terms and conditions as herein provided except (a) that the fixed rental for each renewal term shall be the fair market rent as herein determined (b) that the rental concession, completion of improvements and other provisions which by their nature relate only to the original letting of the Premises shall not be a part of this Lease, and the base year for determining Operating Overages under Paragraph 5 hereof shall be the first lease year of each option term. Fair market rental shall be the fixed rental paid by a willing tenant to a willing landlord, neither of whom is compelled to rent for the period of the renewal term, taking into account prevailing concessions or other accommodations then being offered to existing tenants upon renewal of existing leases in comparable buildings, including the Office Building. The fair market rental for each renewal term shall be determined initially by Landlord within thirty (30) days following timely notice of exercise by Tenant of the renewal Option. If Tenant shall not contest Landlord's determination of the fair market rental within fifteen (15) days of Landlord's determination, Landlord's determination shall be the fixed rental for the applicable renewal term. If tenant shall contest Landlord's determination within the aforesaid fifteen (15) day period, Landlord and Tenant shall each select an appraiser whom together shall agree upon a third appraiser which third appraiser shall establish the fair market rent within thirty (30) days of its engagement, which rental shall thereupon be the fixed rental for the applicable renewal term. In the event either party shall fail to select an appraiser or if the appraisers fail to agree upon a third appraiser, Landlord and Tenant hereby authorize the then President of the New Jersey Charter No. 1 of the American Institute of Real Estate Appraisers to select an appraiser to act as the third appraiser. Liability for the third appraiser's fees and expense shall be divided equally between Landlord and Tenant; each party shall be solely responsible for the fees and expenses, if any, due from its own appraiser. Notwithstanding anything to the contrary herein, the fixed rental payable monthly for any renewal term shall under no circumstances be less than the fixed rental payable monthly for the final month of the preceding five
(5) year term.

      27. Sole Broker. Landlord and Tenant. represent one to the other that The Flynn Company is the sole broker in connection with this transaction, and each party indemnifies the other, its successors and assigns against any damages arising from any other broker retained by them in connection herewith. The Flynn Company shall be entitled to a commission equal to five (5%) percent of fixed rentals during the initial term of this lease, three (3%) percent of fixed rentals during any option terms exercised by Tenant, and five (5%) percent of the fixed rental for the initial term on any additional space in the Office Building occupied hereafter by Tenant. The terms of this paragraph are subject to the terms of the Management Agreement between Landlord and Colony NYRO Partners, L.P., which more specifically sets forth the rights to a brokerage commission arising hereunder.

      28. Owner's Approval. Landlord shall use its best efforts to obtain consent to this Lease by River View Executive Park, Inc., the title owner of the demised premises, within twenty (20) days of the date hereof; failure to obtain such consent shall not be deemed to be a default by Landlord hereunder, and this Lease shall be deemed fully executed upon Court Approval without River View Executive Park, Inc.'s signature hereon.

      29. Compliance with ISRA. If compliance with the Industrial Site Recovery Act, the regulations promulgated thereafter and any amending or successor legislation and regulations ("ISRA") becomes necessary at the premises due to any action or non-action upon the part of Landlord or any third party, including but not limited to Landlord's execution of a sale agreement for the premises, any change in ownership of the premises, initiation of bankruptcy proceedings, Landlord's financial reorganization or sale of the controlling share of Landlord's assets, then Landlord shall comply with ISRA and all requirements of the Industrial Site Evaluation Element, or its successor, of NJDEP at landlord's own expense. Notwithstanding the foregoing, Tenant shall not cause environmental contamination of the premises or the Office Building and shall be solely liable to remediate any and all environmental contamination which it causes to the premises or the Office Building.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                          LANDLORD:

                                          THE FLYNN COMPANY as rent receiver for
                                          River View Executive, Park, Inc.

                                          By:    /s/
                                                 --------------------------
                                          Title: President

                                          TENANT:
                                          TECKER CONSULTANTS

                                          By:    /s/ Glenn Tecker
                                                 --------------------------
                                          Title: President & CEO


                                    CONSENTED TO AS TO PARAGRAPH 1.4 (a) ONLY:

                                          COLONY NYRO PARTNERS, L.P., a
                                          Delaware limited partnership

                                          By:    Colony Investment
                                                 Partnership V-NYRO, L.P.,
                                                 a Delaware limited partnership

                                          By:    Colony GP - NYRO, L.P., a
                                                 Delaware limited partnership

                                          By:    Tobar Properties, Inc., a
                                                 California corporation

                                          By:    /s/ George R. Bravante
                                                 --------------------------
                                                 George R. Bravante
                                                 Title: Vice President


                                    CONSENTED TO IN ITS ENTIRETY:

                                          RIVER VIEW EXECUTIVE PARK, INC.

                                          By:
                                                 --------------------------
                                                 MICHAEL LaMELZA, President